Exhibit 10.15

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into by and between Heritage Bankshares, Inc., a Virginia corporation (hereinafter referred to as “Bankshares”), Heritage Bank, a Virginia corporation, and Michael S. Ives (the “Executive”).

RECITALS

Bankshares and Executive previously entered into an Employment Agreement as of February 7, 2005 (“Employment Agreement”), which was amended subsequently as of June 30, 2006; and

Bankshares and Executive desire to amend the Employment Agreement as further provided herein.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, Bankshares and Executive hereby agree that effective December 20, 2006, the following provisions are substituted for the third sentence of Section 6(d) of the Employment Agreement:

If the Board of Directors of Bankshares, in its sole discretion, approves Executive’s early retirement from Bankshares and if Executive agrees to a corresponding extension of the provisions of Section 10 below, the option shall continue to vest and become exercisable after Executive’s early retirement at the rate of twenty percent (20%) of the shares subject to the option on each subsequent December 31 until fully vested, at which time Executive will be considered to have retired for purposes of the 2006 option plan and the continuing ability to exercise the option. (For purposes of the preceding sentence, “early retirement” shall mean Executive’s resignation or voluntary termination of employment pursuant to Section 9(c) below after attaining age 55).

IN WITNESS WHEREOF, the parties have executed this Amendment effective as specified above.

EXECUTIVE

Date: December 20, 2006	/s/ Michael S. Ives
Michael S. Ives

HERITAGE BANKSHARES, INC.

Date: December 20, 2006	By:	/s/ Peter M. Meredith, Jr.
Chairman of the Board

HERITAGE BANK

Date: December 20, 2006	By:	/s/ Peter M. Meredith, Jr.
Chairman of the Board

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